     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1998

                                            REGISTRATION STATEMENT NO. 333-43643
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       ON

                                    FORM S-3
                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                             DOANE PRODUCTS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             2047                            43-1350515
  (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                      WEST 20TH STREET AND STATE LINE ROAD
                             JOPLIN, MISSOURI 64804
                                 (417) 624-6166

   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          ---------------------------
                                BOB L. ROBINSON
                             DOANE PRODUCTS COMPANY
                      WEST 20TH STREET AND STATE LINE ROAD
                             JOPLIN, MISSOURI 64804
                                 (417) 624-6166
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                    Copy to:

                                 ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Post-Effective Amendment to the Registration Statement contains a Prospectus relating to certain market-making transactions in the shares of 14.25% Senior Exchangeable Preferred Stock Due 2007 of Doane Products Company. In order to register under Rule 415 of the Securities Act of 1933, as amended, those shares of Senior Exchangeable Preferred Stock that will be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-K have been included in Item 17 of Part II.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION DATED APRIL 13, 1998

PROSPECTUS
            , 1998

                             DOANE PRODUCTS COMPANY

         SHARES OF 14.25% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2007

                             ---------------------

      The shares of 14.25% Senior Exchangeable Preferred Stock Due 2007, par value $0.01 per share (the "Preferred Shares" or "Preferred Stock"), were originally issued by Doane Products Company, a Delaware corporation (the "Company"), pursuant to an Exchange Offer that expired on March 12, 1998 (the "Exchange Offer").

     Dividends on the Preferred Shares are payable quarterly at an annual rate of 14.25% of the liquidation preference of the Preferred Shares (initially $25.00 per share) (the "Liquidation Value"). At December 31, 1997, the Liquidation Value was $34.20 per share. Dividends on the Preferred Shares accrete to the Liquidation Value and, at the option of the holders of a majority of the Preferred Shares, may be paid through the issuance of additional Preferred Shares on each dividend payment date through September 30, 2000. The Company does not expect to pay dividends on the Preferred Shares in cash for any period prior to September 30, 2000. The Preferred Shares are exchangeable, in whole or in part, at the option of the Company on any dividend payment date for 14.25% Junior Subordinated Exchange Debentures. See "Description of Preferred Stock."

     The Company is a wholly-owned subsidiary of DPC Acquisition Corp. ("DPCAC"), which was formed by the Investors to acquire the Company. The Investors included (a) certain members of the Company's management, (b) Summit/DPC Partners, L.P., an affiliate of Summit Capital, Inc., (c) DLJ Merchant Banking Partners, L.P. and certain of its affiliates, all of which are affiliates of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), and
(d) Chase Manhattan Investment Holdings, Inc., a wholly-owned subsidiary of The Chase Manhattan Corporation.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Preferred Shares that may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently makes a market in the Preferred Shares; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Preferred Shares. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution."

                             AVAILABLE INFORMATION

     The Company is complying with the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov.

     This Prospectus constitutes a part of the Post-effective Amendment on Form S-3 to the Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Preferred Shares. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company and the Preferred Shares. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-K (and related exhibits) for the year ended December 31, 1997, previously filed by the Company with the Commission, is incorporated by reference in this Prospectus.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Preferred Shares offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Doane Products Company, P.O. Box 879, Joplin, Missouri 64802, Attention: Corporate Secretary (Telephone: (417) 624-6166).

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Preferred Shares in any market-making transaction with which this Prospectus may be delivered.

                               RATIOS OF EARNINGS
                   TO FIXED CHARGES AND EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                        PREDECESSOR                      SUCCESSOR
                                               ------------------------------   ---------------------------
                                                 YEAR ENDED      NINE MONTHS    THREE MONTHS    YEAR ENDED
                                                DECEMBER 31,        ENDED          ENDED       DECEMBER 31,
                                               --------------   SEPTEMBER 30,   DECEMBER 31,   ------------
                                               1993     1994        1995            1995       1996    1997
                                               -----    -----   -------------   ------------   ----    ----
                                                                  (DOLLARS IN THOUSANDS)
Ratio of earnings to fixed charges(1)........  17.2x    13.1x       5.6x            1.3x       .9x     1.4x
Ratio of earnings to combined fixed charges
  and Preferred Stock dividends(2)...........  17.2x    13.1x       5.6x            1.1x       .8x     1.2x

---------------

(1) For the purpose of calculating the ratio of earnings to fixed charges (i) earnings consist of income before income taxes and extraordinary items plus fixed charges (including capitalized interest), and (ii) fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest.

(2) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before income taxes and extraordinary items plus fixed charges (including capitalized interest), and (ii) fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. Dividends on the Preferred Stock are payable quarterly, accrete to the Liquidation Value and, at the option of the holders of a majority of the Preferred Stock, may be paid through the issuance of additional shares of Preferred Stock on each dividend payment date through September 30, 2000.

                       DESCRIPTION OF THE PREFERRED STOCK

     The Company issued 1,200,000 shares of Preferred Stock in connection with the acquisition of the Company by DPCAC in October 1995. The following is a summary of the principal terms of the Preferred Stock.

     Each share of Preferred Stock had an initial Liquidation Value of $25.00 per share, plus accrued and unpaid dividends. Dividends on the Preferred Stock are payable quarterly at the rate of 14.25% per annum per share. Dividends on the Preferred Stock accrete to the liquidation value of the Preferred Stock and, at the option of the holders of a majority of the shares of Preferred Stock, may be paid through the issuance of additional shares of Preferred Stock on each dividend payment date through September 30, 2000. The Liquidation Value was $34.20 per share at December 31, 1997. Prior to September 30, 1998, the Company may, at its option, redeem up to one-third of the then outstanding shares of Preferred Stock with the net proceeds of an initial public offering of its common stock at a redemption price of 114% of the then liquidation value of the Preferred Stock, plus accrued and unpaid dividends. On and after September 30, 2000, the Company may, at its option, redeem the Preferred Stock in whole or in part at the redemption prices per share set forth below, together with accrued and unpaid dividends:

               YEAR BEGINNING                    PERCENTAGE OF
                SEPTEMBER 30,                  LIQUIDATION VALUE
---------------------------------------------  -----------------
   2000......................................       107.125%
   2001......................................       105.700
   2002......................................       104.275
   2003......................................       102.850
   2004......................................       101.425
   2005......................................       100.000
   2006......................................       100.000

     In addition, the Company has the right at any time to redeem the Preferred Stock, in whole or in part, from the initial Investors (and their permitted transferees as defined in the Investors' Agreement) at a price of 100% of the then Liquidation Value of the Preferred Stock, plus accrued and unpaid dividends. The Company will be required to redeem all remaining outstanding shares of Preferred Stock on September 30, 2007 at 100% of the then Liquidation Value, together with accrued and unpaid dividends. The Company is entitled to issue shares of Preferred Stock in connection with an exchange offer made by the Company for the purpose of issuing shares of Preferred Stock registered under the Securities Act, with the newly issued shares having a Liquidation Value equal to the Liquidation Value of the surrendered shares.

     Upon the occurrence of a Preferred Stock Change in Control (as defined below), at the election of any holder of the Preferred Stock, the Company will be required to purchase for cash, shares of Preferred Stock held by such holder at 101% of the then Liquidation Value, plus accrued and unpaid dividends to the date of repurchase. A Preferred Stock Change in Control means (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any person or group composed solely of the initial Investors, has become the beneficial owner, by way of merger, consolidation or otherwise of 40% or more of the voting power of all classes of voting securities of the Company or of DPCAC, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Company or of DPCAC than that beneficially owned by the initial Investors; or (b) a sale or transfer of all or substantially all of the assets of the Company or of DPCAC to any person or group (other than any group consisting solely of the initial Investors) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or of DPCAC (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Company or of DPCAC as the case may be, then in office.

     The terms of the Preferred Stock prohibit (i) the payment of dividends on securities ranking on a parity with the Preferred Stock, (ii) dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for, or purchase shares of, ranking junior to the Preferred Stock ("Junior Securities")) or other distributions with respect to Junior Securities, and (iii) redemption, repurchase or acquisition of any Junior Securities (other than a redemption, purchase or other acquisition of shares of common stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary), in each case, unless full cumulative dividends have been paid on the Preferred Stock.

     The number of directors on the Company's Board of Directors will be increased by two and the holders of the Preferred Stock will have the right to elect the two additional directors to the Company's Board of Directors if the Company fails to (i) declare and pay dividends on any six consecutive dividend payment dates or (ii) fulfill any mandatory redemption obligation (including a redemption upon the occurrence of a Preferred Stock Change in Control). The right to elect board members will continue to exist until all dividend arrearages are paid in full in cash and those shares of Preferred Stock which were required to be redeemed have been redeemed in full in cash.

     Without the written consent of a majority of the outstanding shares of the Preferred Stock, the Company is not permitted to merge, consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Company unless, in the case of a merger or consolidation, the surviving corporation has a Consolidated Net Worth (immediately following any such transaction but prior to any purchase price accounting adjustments resulting from the transaction) at least equal to that of the Company immediately prior to such transaction. "Consolidated Net Worth" means at any date and with respect to any person, the consolidated stockholders' equity of such person and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to October 5, 1995 in the book value of any asset owned by such person or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and all equity investments in persons which are not subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets. Except as aforesaid or as may otherwise be required by law, the Preferred Stock has no voting rights.

     The Preferred Stock will be exchangeable, in whole or in part, at the option of the Company on any dividend payment date for 14.25% Junior Subordinated Exchange Debentures (the "Exchange Debentures"). Each share of Preferred Stock will be exchanged on the basis of $1.00 of principal amount of Exchange Debentures (in denominations of $1,000 or integral multiples thereof) for each $1.00 of liquidation value of such share, plus accrued and unpaid dividends. Any such optional exchange will be prohibited if (i) a default under the indenture governing the Exchange Debentures exists or would exist after giving effect to such exchange, or (ii) dividends are in arrears on the Preferred Stock. The Exchange Debentures will be subject to redemption on terms comparable to the Preferred Stock. The indenture governing the Exchange Debentures will contain covenants with respect to payment of principal and interest, reports by the company and a limitation on dividends on capital stock, redemption of capital stock and other repurchases of capital unless all required interest payments on the Exchange Debentures have been made. In addition, in the event of a Preferred Stock Change in Control, the Company is required to make an offer to repurchase the Exchange Debentures at 101% of the principal amount thereof plus accrued interest. The exchange right does not apply to shares of Preferred Stock held by the initial Investors and their permitted transferees (as defined in the Investors' Agreement).

     The Company will covenant in the indenture governing the Exchange Debentures not to merge, consolidated or sell all or substantially all of its assets unless the corporation formed by such consolidation or into which the Company has merged or which acquired such assets (i) agrees to assume the obligations of the Company under the Exchange Debentures, including the Indenture, and (ii) has a Consolidated Net Worth, immediately following any such transaction, at least equal or greater than that of the Company immediately prior to such transaction.

TAXATION OF DIVIDENDS

     For purposes of United States income taxation, section 305(c) of the Internal Revenue Code requires that dividends that accrue on or before September 30, 2000 and either accrete to the liquidation value or are paid with additional shares of Preferred Stock, be included in the income of a holder of Preferred Shares as dividend income on a daily basis as such dividends accrue regardless of the holder's method of accounting, even though no cash has been distributed to such holder. Dividends that accrue and are paid after September 30, 2000 will be taxable to a holder of the Preferred Shares as dividend income, generally at the time such dividend is declared and paid in accordance with such holder's regular method of accounting for United States Federal income tax purposes.

                              PLAN OF DISTRIBUTION

     This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Preferred Shares in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently makes a market in the Preferred Shares. However, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Preferred Shares.

                                 LEGAL MATTERS

     The validity of the Preferred Shares has been passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements of Doane Products Company -- Successor as of December 31, 1996 and 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Doane Products Company -- Successor for the years ended December 31, 1996 and 1997 and for the three-month period ended December 31, 1995, and the consolidated statements of income, stockholders' equity and cash flows of Doane Products Company -- Predecessor for the nine-month period ended September 30, 1995 have been incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFERING OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Information
  by Reference........................     2
Use of Proceeds.......................     3
Ratios of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................     3
Description of Preferred Stock........     4
Plan of Distribution..................     6
Legal Matters.........................     6
Experts...............................     6

======================================================
======================================================
                                 DOANE PRODUCTS
                                    COMPANY

                                SHARES OF 14.25%
                              SENIOR EXCHANGEABLE
                                PREFERRED STOCK
                                    DUE 2007
                              --------------------

                                   PROSPECTUS
                              --------------------
======================================================

                                      PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS


Delaware General Corporation Law

     Section 145(a) of the General Corporation law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action by or in the right of the corporation) by reason of fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a)and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deem appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which whose seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee of agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity , or raising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Certificate of Incorporation

     The Company's Certificate of Incorporation (the "Certificate") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended form time to time.

     Bylaws

     The Bylaws of the Company provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigate, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only tot the extent that such amendment permits the Company to provided broader indemnification rights than said law permitted that Company to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys' feed, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery tot eh Company of an undertaking, by or on behalf of such indemnified person, to repay all amount so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that the Company may, by action of its board of directors, provide indemnification of directors and officers provided for in the Bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 16.      EXHIBITS


              2.1 Agreement and Plan of Merger dated as of August 31, 1995 among Doane Products Company, DPCAC and DPC Subsidiary Acquisition Corp.; list of schedules to such Merger Agreement; Agreement of Company to furnish such schedules to the Commission upon its request (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              3.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).


              3.2 Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 4, 1998.


              3.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).


              4.1 Form of Trust Indenture between the Company and U.S. Trust Company of Texas, N.A (incorporated by reference to
                      Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              4.2 Revolving Credit and Term Loan Agreement dated as of October 5, 1995 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              4.3 Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              4.4 First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              4.5 Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 31, 1997 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).


              5.1     Opinion of Vinson & Elkins L.L.P.


              9.1 Investors' Agreement dated as of October 5, 1995 among DPC Acquisition Corp., the Company, Summit Capital Inc., Summit/DPC Partners, L.P., Chase Manhattan Investment Holdings, Inc., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and certain other persons named therein (incorporated by reference to Exhibit 9.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.1 Doane Products Company Employee Retirement Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.2 Employment Agreement dated September 1, 1994, as amended on August 31, 1995, between the Company and Bob L. Robinson (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.3 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Roy E. Hess (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.4 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Terry W. Bechtel (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.5 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Earl R. Clements (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.6 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Dick H. Weber (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.7 Employment Agreement dated as of March 3, 1997, between the Company and Thomas R. Heidenthal (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).

              10.8 DPC Acquisition Corp. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).


              12.1*   Statement regarding Computation of Ratios.

              23.1    Consent of Vinson & Elkins L.L.P. (included in Exhibit
                      5.1).

              23.2*   Consent of KPMG Peat Marwick LLP.

              24.1    Powers of Attorney.


              27.1    Financial Data Schedule (incorporated by reference to
                      Exhibit 27.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).


              99.1    Form of Letter of Transmittal.

---------------

*    Filed herewith. All other exhibits have been previously filed.

ITEM 17.      UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on the 13th day of April, 1998.



                            DOANE PRODUCTS COMPANY


                            By: /s/ THOMAS R. HEIDENTHAL
                               -------------------------------------------------
                               Thomas R. Heidenthal
                               Senior Vice President and Chief Financial Officer





     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURE                     TITLE                         DATE




/s/ BOB L. ROBINSON           President and Chief Executive     April 13, 1998
----------------------------  Officer and Director (Principal
  Bob L. Robinson             Executive Officer)


/s/ THOMAS R. HEIDENTHAL
----------------------------  Senior Vice President and Chief   April 13, 1998
  Thomas R. Heidenthal        Financial Officer (Principal
                              Financial Officer and Principal
                              Accounting Officer
/s/       *
----------------------------  Director                          April 13, 1998
  Peter T. Grauer


/s/       *
----------------------------  Director                          April 13, 1998
  George B. Kelly


/s/       *
----------------------------  Director                          April 13, 1998
  M. Walid Mansur


/s/       *
----------------------------  Director                          April 13, 1998
  Andrew H. Rush


/s/       *
----------------------------  Director                          April 13, 1998
  Jeffrey C. Walker


*By /s/ THOMAS R. HEIDENTHAL
    ------------------------
    Thomas R. Heidenthal,
    as attorney-in-fact

                               INDEX TO EXHIBITS

              2.1 Agreement and Plan of Merger dated as of August 31, 1995 among Doane Products Company, DPCAC and DPC Subsidiary Acquisition Corp.; list of schedules to such Merger Agreement; Agreement of Company to furnish such schedules to the Commission upon its request (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              3.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).


              3.2 Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 4, 1998.


              3.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).


              4.1 Form of Trust Indenture between the Company and U.S. Trust Company of Texas, N.A (incorporated by reference to
                      Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              4.2 Revolving Credit and Term Loan Agreement dated as of October 5, 1995 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              4.3 Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              4.4 First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              4.5 Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 31, 1997 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).


              5.1     Opinion of Vinson & Elkins L.L.P.


              9.1 Investors' Agreement dated as of October 5, 1995 among DPC Acquisition Corp., the Company, Summit Capital Inc., Summit/DPC Partners, L.P., Chase Manhattan Investment Holdings, Inc., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and certain other persons named therein (incorporated by reference to Exhibit 9.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.1 Doane Products Company Employee Retirement Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.2 Employment Agreement dated September 1, 1994, as amended on August 31, 1995, between the Company and Bob L. Robinson (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.3 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Roy E. Hess (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.4 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Terry W. Bechtel (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.5 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Earl R. Clements (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.6 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Dick H. Weber (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.7 Employment Agreement dated as of March 3, 1997, between the Company and Thomas R. Heidenthal (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).

              10.8 DPC Acquisition Corp. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).


              12.1*   Statement regarding Computation of Ratios.

              23.1    Consent of Vinson & Elkins L.L.P. (included in Exhibit
                      5.1).

              23.2*   Consent of KPMG Peat Marwick LLP.

              24.1    Powers of Attorney.


              27.1    Financial Data Schedule (incorporated by reference to
                      Exhibit 27.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).


              99.1    Form of Letter of Transmittal.

---------------

*    Filed herewith. All other exhibits have been previously filed.